BT INTERNATIONAL EQUITY PORTFOLIO
Rule 10f-3 Transactions


          Trade Date                            10/5/98

            Broker                  Credit Suisse First Boston Corp.

            ISSUER                         Swisscom (SCMN.SW)

       SHARES PURCHASED                         279,000

         % OF OFFERING                          1.2680%

      SPREAD OR COMMISSION
           PER SHARE                            $1.0000

             PRICE
           PER SHARE                            $100.94

             TOTAL                            $28,162,260


          TRADE DATE                            11/2/98

            Broker                      Warburg Dillon Read LLC

            ISSUER                       Hellenic Telecom (OTE)

       SHARES PURCHASED                         113,450

         % OF OFFERING                          0.7090%

      SPREAD OR COMMISSION
           PER SHARE                            $3.3400

             PRICE
           PER SHARE                            $252.77

             TOTAL                            $28,676,757